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                                Exhibit No. 10.1
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                   [LETTERHEAD OF HOPE PLAYER APPEARS HERE]


December 23, 1996


Mr. Richard Sayers
Magee, Foster, Goldstein & Sayers
P.O. Box 404
Roanoke, Virginia 24003-0404

Dear Mr. Sayers:

This letter is to authorize you to include the audited financial statements for Genesis Financial Group, Inc. and Mr. Car Man, Inc. as of December 31, 1995 and for the year then ending in the securities registration statements for Genesis Financial Group, Inc. for $8 million in notes and $2 million in contracts.

If you should need any additional information, please do not hesitate to contact me.

Sincerely,

HOPE PLAYER AND ASSOCIATES, P.C.


/s/ W. Hope Player

W. Hope Player, CPA, CFP


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